Exhibit 99.1
9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500
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FOR IMMEDIATE RELEASE
CONTACT: Dave Latchana, (616) 863-4226

WOLVERINE WORLDWIDE ANNOUNCES
NEW BOARD CHAIRMAN AND DIRECTORS

Blake Krueger to Retire as Chairman and be Succeeded by Tom Long
as Part of Planned Leadership Transition

New Board Members Stacia Andersen, Jodi Bricker, and DeMonty Price
Bring Wealth of Omnichannel Retail and Brand-Building Experience

ROCKFORD, Mich., Mar. 17, 2023 — Wolverine World Wide, Inc. (NYSE: WWW), which operates one of the world’s largest portfolios of lifestyle and footwear brands, announced today that its Chairman and retired CEO, Blake Krueger, will be retiring from the Board on May 4, 2023. Tom Long, the Board’s Lead Independent Director, has been appointed to serve as Chairman upon Mr. Krueger’s retirement.

Mr. Krueger has been with Wolverine Worldwide for approximately 30 years, through a series of executive roles culminating in his appointment as CEO and Board member in 2007, then as CEO and Chairman of the Board in 2010. He retired as CEO at the end of 2021, and since then has continued to lead the Company’s Board of Directors as Executive Chairman in 2022 and as Chairman this year.

Mr. Long joined Wolverine Worldwide’s Board in 2011 after a 30-year career that included serving as CEO of MillerCoors, LLC, CEO and Chief Marketing Officer of Miller Brewing Company, and in several senior global and marketing roles at Coca-Cola. He was appointed Lead Independent Director of Wolverine Worldwide’s Board in 2022, and previously served as Chair of the Compensation Committee.

“On behalf of the Board of Directors, I would like thank to Blake for his many years of dedication and service to the Company and its shareholders,” said Mr. Long. “During his long tenure the Company transformed from a traditional footwear wholesaler into a consumer-focused, global organization with one of the world’s largest portfolios of footwear and lifestyle brands. I am honored to succeed him as Chairman as part of our planned leadership transition.”

Brendan Hoffman, Wolverine Worldwide’s President and Chief Executive Officer, added: “I feel fortunate to have had the opportunity to work closely with and learn from Blake since I joined the Company in August 2020. I look forward to building on the strong foundation he laid and working with the word-class team he assembled to elevate Wolverine Worldwide’s position as a global leader in the industry.”

“It has been an absolute privilege and honor to have served Wolverine Worldwide for the past 30 years, and to have played a role in the Company’s successful 140-year history,” said Mr. Krueger. “I am excited about the Company’s future and know that under Brendan’s leadership and the strategic guidance of Tom and the Board of Directors, and with the efforts of our global team, Wolverine Worldwide and its shareholders are in great hands and well-positioned for continued growth and success.”

Company Appoints New Directors

The Company also announced today the appointment of Stacia Andersen, Jodi Bricker, and DeMonty Price to its Board of Directors, effective as of March 14, 2023.

Ms. Andersen, 52, currently serves as the Executive Vice President and Chief Customer Officer of PetSmart, LLC, a specialty retailer of products, services, and solution for pets, and from 2019 through 2021 served as PetSmart’s Executive Vice President of Merchandising and Customer Experience. Before that, Ms. Andersen was brand president of Abercrombie & Fitch and Abercrombie kids at Abercrombie & Fitch Co., a specialty retailer of apparel and accessories for men, women, and kids. Earlier in her career, she held various leadership and operational roles at Target Corporation.

Ms. Bricker, 55, is the Chief Executive Officer of Quay Australia, a global eyewear brand that sells sunglasses and prescription eyewear, and has held that role since 2019. From 2016 to 2018, she served as the Executive Vice President of Merchandising, Inventory Management, and eCommerce of Athleta, Inc., a subsidiary of Gap, Inc., and before that was with Old Navy as Executive Vice President and General Manager among other leadership roles. Earlier in her career, Ms. Bricker held various leadership roles at Levi Strauss & Co.

Mr. Price, 61, recently retired after five years as the President and Chief Operating, Service and Values Officer of RH, a curator of design, taste and style in the luxury lifestyle market, and before that held a series of progressively more responsible executive roles including Senior Vice President of Retail Galleries and Operations. Prior to joining RH in 2002, Mr. Price held various leadership roles with Williams-Sonoma, Inc. and Gap, Inc.

Finally, David McCreight, a Director since 2019, has announced his resignation from the Board of Directors effective May 4, 2023, in order to devote his full time and attention to his role as Executive Chairman of Lulu’s Fashion Lounge Holdings, Inc.

“I would like to thank David for his years of service and invaluable insights, and we wish him well at Lulu’s,” said Mr. Hoffman. “Looking ahead, Stacia, Jodi, and DeMonty each have more than 25 years of omnichannel retail, marketing, and brand-building experience in senior executive roles. We are excited to bring their individual and collective knowledge and insight into our boardroom as we continue to advance our growth strategy.”

ABOUT WOLVERINE WORLDWIDE

Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The Company’s portfolio includes Merrell®, Saucony®, Sperry®, Sweaty Betty®, Hush Puppies®, Wolverine®,  Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the Company’s expectations with respect to: the Company's planned leadership transition and the Company’s growth strategy. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the risk that the Company will be able to reach agreement with DBI on the terms of an exclusive license for Hush Puppies footwear in the United States and Canada; the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and direct-to-consumer markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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